Exhibit 10.3

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
This Amendment No. 2 to Employment Agreement (this “Amendment”) is made as of November 11, by and between Kindred Biosciences, Inc., a Delaware corporation (the “Company”), and Richard Chin, an individual and resident of the State of California (the “Executive”), with reference to the following facts:
WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of September 1, 2013 (the “Employment Agreement”), which amended in some respects and restated in its entirety the original Employment Agreement, dated October 1, 2012, between the parties and pursuant to which Executive serves as the Company’s President and Chief Executive Officer; and
WHEREAS, the Company and Executive wish to further amend the Employment Agreement in certain respects as provided in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and Executive hereby agree as follows:

1.
Definitions. Terms not otherwise defined in this Amendment shall have the meanings attributed to such terms in the Employment Agreement. References in the Employment Agreement and this Amendment to this “Agreement" mean the Employment Agreement as amended by this Amendment and as further amended from time to time as provided in the Employment Agreement.

2.Amendments. The Employment Agreement is hereby amended in the following respects:
A.All references to “options of the Company’s common stock” or similar terms in Section 3(c) and elsewhere in the Employment Agreement shall mean stock options to purchase common stock of the Company granted or to be granted by the Company under an appropriate stock option or equity incentive plan in effect at the time of the grant, itself, of such stock options, including without limitation, the Company’s 2012 Equity Incentive Plan, as amended.
B.Section 4(e) is amended to remove the erroneous reference to Section 2(g) in clause (ii) thereof and to read in entirety as follows:

(e)    Release of Claims/Board Resignation. The Company shall not be obligated to provide Executive any of the benefits or equity acceleration set forth in Section 4(c)(iv) until Executive has: (i) executed a separation agreement in a form mutually acceptable to the Company and the Executive, which shall include a releases of claims between the Company and the Executive, including provisions regarding mutual non-disparagement and confidentiality; and (ii) resigned from the Board if so requested by the Company.

No Other Changes to the Employment Agreement. Except as expressly amended by this Amendment, all of the terms of the Employment Agreement shall remain in full force and effect.

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Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first set forth above.

KINDRED BIOSCIENCES, INC.	EXECUTIVE
By: /s/ Denise Bevers Denise Bevers, COO	/s/ Richard Chin Richard Chin

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